UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 1, 2006
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
(712) 277-1340
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Indemnity Agreement
     Effective July 1, 2006 Terra Industries Inc. entered into indemnity agreements with each of its executive officers and directors, which agreements provide (1) the maximum indemnity available to directors and officers under the Maryland General Corporation Law and (2) certain procedural protections. The indemnity agreements may require the Company, among other things, to indemnify the directors and officers against liabilities arising by reason of their status or service as directors and officers.
     The agreements were entered into in recognition of the increased risk of litigation against directors and officers of public corporations and in order to provide a contractual indemnity right so that the indemnitees will serve or continue to serve the Company free from undue concern that they will not be so indemnified.
     The above description of the indemnity agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form indemnity agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibit
          10.1 Indemnity Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.
/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and Corporate Secretary

Date: July 7, 2006